EXHIBIT 23-1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated June 28, 2010, with respect to the financial statements and supplemental schedule of Sonoco Savings Plan on Form 11-K for the year ended December 31, 2009. We hereby consent to the incorporation by reference of said report in the Registration Statement of Sonoco Products Company on Form S-8 (File No. 333-100799, effective October 28, 2002).

/s/ Grant Thornton, LLP
Grant Thornton, LLP

Columbia, South Carolina
June 28, 2010